UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC

William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 5, 2023, Ocean Capital LLC (“Ocean Capital”) made updates to its campaign website, https://improveubsprfunds.com/. A copy of the updated material is filed herewith as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2021 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2021 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1

IMPROVE UBS PR FUNDS

OUR COALITION THE FUNDS OUR SOLUTION MATERIALS CONTACT ENGLISH ESPAÑOL

Our Coalition

The Coalition of Concerned UBS Closed-End Bond Fund Investors was formed by Ocean Capital LLC in July 2021.[1]

The Coalition, which is comprised of shareholders, is an advocate for improved leadership at Tax-Free Fixed Income Funds I, II, III, IV and V for Puerto Rico Residents, Inc., Puerto Rico Residents Tax-Free Funds I, IV and VI, Inc., and Tax Free Fund for Puerto Rico Residents, Inc., which are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico.

Ocean Capital has nominated aligned and experienced director candidates to serve on the Boards of the Funds ahead of the Annual Meetings of Shareholders, which are currently scheduled for:

Fund I (2021) – November 2, 2023
Fund I (2022) – November 2, 2023
Fund III (2021) – November 2, 2023
Fund IV (2021) – November 2, 2023
Fund V (2021) – November 2, 2023
PRITF IV (2021) – November 2, 2023
PRITF VI (2022) – November 2, 2023
PRITF VI (2023) – November 30, 2023
TFF I (2023) – November 2, 2023

[1] On July 22, 2021, Ocean Capital launched a public website for "The Coalition of Concerned UBS Closed-End Bond Fund Investors." The Coalition of Concerned UBS Closed-End Bond Fund Investors is not intended to describe a discernible group of investors, but instead is used to describe a like-mindedness of various shareholders who might understand and think similarly about the Fund and its affiliated funds with respect to which Ocean Capital has made nominations for director elections. Ocean Capital, its managing member, Mr. Hawk, and its nominees have never entered, and have no intention to enter, into any agreement, whether oral or written, express or implied, to act together with any other person or persons who could be described as a "Concerned UBS Closed-End Bond Fund Investor" for the purpose of acquiring, holding, voting or disposing of securities of any of the Funds.

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